UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

First Keystone Corporation

 (Exact name of registrant as specified in its charter)

Pennsylvania	2-88927	23-2249083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Front Street, Berwick, Pennsylvania	18603
(Address of principal executive offices)	(Zip Code)

(570) 752-3671

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2017, the Boards of Directors of First Keystone Corporation (the “Corporation”) and its wholly-owned subsidiary, First Keystone Community Bank (the “Bank”) appointed Nancy J. Marr as a director of the Corporation and the Bank. Ms. Marr was appointed as a Class B director of the Corporation to serve until the 2019 annual meeting of shareholders. Ms. Marr is expected to be named to the Trust, ALCO, Loan Administration, Human Resources, and Audit committees.

Other than those fees and benefits available to all nonemployee directors of the Corporation and Bank, Ms. Marr was not appointed to her position pursuant to any arrangement or understanding with any other person, and they have no reportable transactions under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST KEYSTONE CORPORATION
(Registrant)

Dated: February 17, 2017	/s/ Matthew P. Prosseda
Matthew P. Prosseda
President and Chief Executive Officer